Exhibit 99.1
NINTH SUPPLEMENTAL INDENTURE
     THIS NINTH SUPPLEMENTAL INDENTURE, dated as of June 12, 2007 (this “Ninth Supplemental Indenture”), to the Indenture (as defined below), is hereby entered into by and among Inverness Medical Innovations, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture) and U.S. Bank Trust National Association (the “Trustee”).
RECITALS
     WHEREAS, the Issuer has issued its 8 3/4% Senior Subordinated Notes due 2012 (the “Notes”) in the aggregate principal amount of $150,000,000 under and pursuant to the Indenture, dated as of February 10, 2004, among the Issuer, the Guarantors listed therein and the Trustee, as amended or supplemented (the “Indenture”).
     WHEREAS, unless the context requires otherwise, all capitalized terms used but not otherwise defined herein will have the meanings ascribed thereto in the Indenture.
     WHEREAS, the Board of Directors of the Issuer has authorized the Issuer to make an offer to purchase any and all of the outstanding Notes from each Holder thereof and solicit the consent of the Holders to amend the Indenture to, among other things, eliminate substantially all of the restrictive covenants of the Notes thereunder (the “Tender Offer and Consent Solicitation”);
     WHEREAS, as of the date hereof, a Change of Control has not occurred since the original execution of the Indenture;
     WHEREAS, in connection with the Tender Offer and Consent Solicitation, Holders of a majority in aggregate principal amount of the Notes have consented to this Ninth Supplemental Indenture.
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer, the Guarantors and the Trustee may enter into this Ninth Supplemental Indenture.
AGREEMENT
     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS
     Section 1.01. Deletion of Certain Definitions. Sections 1.01 and 1.02 of the Indenture are hereby amended by deleting the definition of each term that is used in the Indenture only in the Sections or portions of Sections thereof that are deleted pursuant to Article I hereof.

     Section 1.02. Deletion of Certain Sections. Each of the following Sections of the Indenture is hereby amended by deleting the text of such Section in its entirety and replacing such text, in each case, with the words “Intentionally Omitted”:

Section 4.03	Corporate Existence
Section 4.04	Payment of Taxes
Section 4.06	Waiver of Stay, Extension or Usury Laws
Section 4.07	Change of Control
Section 4.08	Limitations on Additional Indebtedness
Section 4.09	Limitations on Restricted Payments
Section 4.10	Limiations on Liens
Section 4.11	Limiations on Asset Sales
Section 4.12	Limiations on Transactions with Affiliates
Section 4.13	Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries
Section 4.14	Additional Note Guarantees
Section 4.15	Limitation on Layering Indebtedness
Section 4.16	Reports to Holders
Section 4.18	Limitations on the Issuance or Sale of Equity Interests of Restricted Subsidiaries
Section 4.19	Conduct of Business
Section 4.20	Limitation on Sale and Leaseback Transactions
Any corresponding provisions reflected in the Notes shall also be deleted and replaced with “Intentionally Deleted.” Effective as of the date hereof, none of the Issuer, the Guarantors, the Trustee or any other parties to or beneficiaries of the Indenture or the Notes shall have any rights, obligations or liabilities under such deleted Sections, and such Sections shall not be considered in determining whether a Default or Event of Default has occurred or whether the Issuer or the Guarantors has observed, performed and complied with the provisions of the Indenture and the Notes.
     Section 1.03. Amendment to Section 4.05. Section 4.05 of the Indenture is hereby amended by deleting the text of such Section in its entirety and replacing such text with the following: “The Company shall, so long as any of the Notes are outstanding, comply with Section 314 of the Trust Indenture Act.”
Section 1.04. Amendment to Section 4.17. Section 4.17 of the Indenture is hereby amended and restated in its entirety as follows:
     “SECTION 4.17. Limitations on Designations of Unrestricted Subsidiaries.
     (a) The Issuer may designate any Subsidiary of the Issuer as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if no Default shall have occurred after giving effect to such Designation. The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if no Default shall have occurred after giving effect to such Redesignation. All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.”
     Section 1.05. Amendment to Section to 5.01. Section 5.01 of the Indenture is hereby amended and restated in its entirety as follows:
     “SECTION 5.01. Mergers, Consolidations, Etc.
     (a) The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (1) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (2) effect a Plan of Liquidation unless, in either case:
          (i) either:
               (x) the Issuer will be the surviving or continuing Person; or
               (y) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, this Indenture and the Registration Rights Agreement; and
          (ii) immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (i)(y) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing.
     (b) Except as provided under Article Eleven, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor), whether or not affiliated with such Guarantor, unless:
          (1) either:
               (i) such Guarantor will be the surviving or continuing Person; or
               (ii) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement; and
          (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.
     (c) Except as provided under Article Eleven, upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.
     (d) Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.”
Section 1.06. Amendment to Section 6.01. Section 6.01 of the Indenture is hereby amended and restated in its entirety as follows:
“SECTION 6.01. Events of Default.
Each of the following is an “Event of Default”:
     (1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture);
     (2) failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture);
     (3) failure by the Issuer to comply with any other agreement or covenant in this Indenture and the continuance of any such failure for 30 days after notice of such failure has been given to the Issuer by the Trustee or by the

Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;
     (4) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (i) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,
          (ii) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or
          (iii) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or
     (5) (a) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid and such Event of Default remains uncured for a period of 30 days, or (b) any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).”
ARTICLE II
MISCELLANEOUS
     Section 2.01. Duplicates. All parties may sign any number of copies of this Ninth Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.
     Section 2.02. Successors and Assigns. All agreements of the Issuer and the Guarantors in this Ninth Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Ninth Supplemental Indenture shall bind its successor.
     Section 2.03. Severability. To the extent permitted by applicable law, in case any one or more of the provisions in this Ninth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 2.04. Governing Law. This Ninth Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.
     Section 2.05. Notation on Notes. Pursuant to Section 9.06 of the Indenture, new Notes reflecting the amendments to the Indenture made hereby shall not be issued; however,

corresponding changes to the Notes to reflect the amendments made hereby shall be deemed to be made to the Notes as of the date of this Ninth Supplemental Indenture. The Trustee may, but shall not be required to, place an appropriate notation as to this Ninth Supplemental Indenture on any Note hereafter authenticated in accordance with Section 9.06 of the Indenture.
     Section 2.06. Effectiveness of Ninth Supplemental Indenture. Notwithstanding anything to the contrary contained herein, this Ninth Supplemental Indenture shall become operative upon the acceptance by the Issuer of the Notes tendered in connection with the Tender Offer and Consent Solicitation, provided, however, that this Ninth Supplemental Indenture will cease to be operative if the Issuer fails to purchase outstanding Notes comprising a majority in aggregate principal amount of the outstanding Notes issued under the Indenture.
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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

INVERNESS MEDICAL INNOVATIONS, INC., as Issuer
By:	/s/ David Teitel
	Name:	David Teitel
	Title:	Chief Financial Officer and Treasurer

ADVANTAGE DIAGNOSTICS CORPORATION,
APPLIED BIOTECH, INC.,
BINAX, INC.,
FIRST CHECK DIAGNOSTICS CORP.,
FOREFRONT DIAGNOSTICS, INC.,
INNOVACON, INC.,
INNOVATIONS RESEARCH, LLC,
INSTANT TECHNOLOGIES, INC.,
INVERNESS MEDICAL — BIOSTAR INC.,
INVERNESS MEDICAL LLC (formerly known as Inverness Medical, Inc.),
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.,
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II,
ISCHEMIA TECHNOLOGIES, INC.,
IVC INDUSTRIES, INC.,
OSTEX INTERNATIONAL, INC.,
SELFCARE TECHNOLOGY, INC.,
UNIPATH ONLINE, INC.,
WAMPOLE LABORATORIES, LLC and
SPDH, INC.
as Guarantors

By:	/s/ David Teitel
	Name:	David Teitel
	Title:	Vice President, Finance; Vice President; Vice President, Finance; Vice President, Finance; Vice President; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance; President; President; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President, Finance; Vice President; Vice President; and President respectively

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee
By:	/s/ Paul Schmalzel
	Name:	Paul Schmalzel
	Title:	Vice President